EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 181 to Registration Statement No. 033-00572 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2018, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 24, 2019

Schedule A

Eaton Vance Municipals Trust

Report Date	Fund Name

November 21, 2018	Eaton Vance California Municipal Opportunities Fund
November 21, 2018	Eaton Vance Massachusetts Municipal Income Fund
November 19, 2018	Eaton Vance National Municipal Income Fund
November 21, 2018	Eaton Vance New York Municipal Income Fund
November 21, 2018	Eaton Vance Ohio Municipal Income Fund